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                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)


                                                     Six
                                                   Months
                                                    Ended
                                                  March 31,                          Year Ended September 30,
                                                                   -------------------------------------------------------------
                                                    2000              1999            1998           1997             1996
                                                --------------     -----------     -----------    -----------     --------------
EARNINGS:
Earnings before income taxes                         $ 73,389        $ 63,139        $ 57,007       $ 63,275           $ 61,717
Interest expense                                        9,302          17,317          17,383         16,696             15,921
Amortization of debt discount and expense                 105             215             200            176                173
Interest component of rental expense                      659           1,539           1,624          1,887              1,838
                                                --------------     -----------     -----------    -----------     --------------
                                                     $ 83,455        $ 82,210        $ 76,214       $ 82,034           $ 79,649
                                                ==============     ===========     ===========    ===========     ==============

FIXED CHARGES:
Interest expense                                      $ 9,302        $ 17,317        $ 17,383       $ 16,696           $ 15,921
Amortization of debt discount and expense                 105             215             200            176                173
Allowance for funds used during
      construction (capitalized interest)                  38              36              39            114                107
Interest component of rental expense                      659           1,539           1,624          1,887              1,838
                                                --------------     -----------     -----------    -----------     --------------
                                                     $ 10,104        $ 19,107        $ 19,246       $ 18,873           $ 18,039
                                                ==============     ===========     ===========    ===========     ==============

Ratio of earnings to fixed charges                       8.26            4.30            3.96           4.35               4.42
                                                ==============     ===========     ===========    ===========     ==============